SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant Filed by a Party other than the Registrant		☒ ☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))
☐ ☒ ☐	Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to Rule 14a-12

Ascential Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          ☒       No fee required.
          ☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)       Title of each class of securities to which transaction applies:

          (2)       Aggregate number of securities to which transaction applies:

          (3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)       Proposed maximum aggregate value of transaction:

          (5)       Total fee paid:

          ☐       Fee paid previously with preliminary materials:

          ☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)       Amount previously paid:

          (2)       Form, Schedule or Registration Statement No.:

          (3)       Filing Party:

          (4)       Date Filed:

     At the 2003 annual meeting of stockholders of Ascential Software Corporation (the “Corporation”), a proposal to effect a one-for-four reverse split of the Corporation’s common stock will be submitted to the Corporation’s stockholders.

     In response to questions from the Corporation’s stockholders, on June 13, 2003, the Board of Directors of the Corporation resolved that, if the reverse stock split is approved by the Corporation’s stockholders, then a proposal to proportionately reduce the Corporation’s authorized shares of common stock, from 500,000,000 to 125,000,000 shares, would be submitted to stockholders at the Corporation’s 2004 annual meeting.

     In addition, if the reverse stock split is approved by the Corporation’s stockholders, the Corporation would ensure that the number of issued and outstanding shares of common stock would not exceed 125,000,000 prior to the 2004 annual meeting of stockholders, unless otherwise approved by the Corporation’s stockholders.